As filed with the Securities and Exchange Commission on April 15, 2024

Registration No. 333-265403

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JOANN Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-1095540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5555 Darrow Road

Hudson, Ohio 44236

(330) 656-2600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ann Aber Esq.

Senior Vice President, Chief Legal Officer & Secretary

JOANN Inc.

5555 Darrow Road

Hudson, Ohio 44236

(330) 656-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Drew Capurro

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

(714) 540-1235

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment filed by JOANN Inc., a Delaware corporation (the “Registrant”), deregisters all securities remaining unsold or otherwise unissued under the Registration Statement on Form S-3 (No. 333-265403) (the “Registration Statement”), which was filed with the U.S. Securities and Exchange Commission on June 3, 2022.

As previously disclosed, on March 18, 2024, the Registrant and certain of its subsidiaries commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. In connection with the foregoing, the offering pursuant to the Registration Statement is being terminated.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities that were registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hudson, State of Ohio, on this 15th day of April, 2024.

JOANN Inc.

By:	/s/ Ann Aber
Name:	Ann Aber
Title:	Senior Vice President, Chief Legal Officer & Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.